EXHIBIT 10.11.1

FIRST AMENDMENT AND CONSENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
This First Amendment and Consent to Amended and Restated Credit Agreement (this “First Amendment”) is made as of the 20th day of March, 2014 by and among
THE WET SEAL, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610, as Lead Borrower for the Borrowers, being:
said THE WET SEAL, INC.,
THE WET SEAL RETAIL, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610; and
WET SEAL CATALOG, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610;
The GUARANTORS party hereto;
the LENDERS party hereto;

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Lead Borrower, the Borrowers, the Lenders and the Agents entered into an Amended and Restated Credit Agreement dated as of February 3, 2011, (as amended, modified, supplemented, restated or otherwise modified and in effect from time to time, the “Credit Agreement”); and
WHEREAS, the Lead Borrower has advised the Agents that the Lead Borrower will be issuing its $27,000,000 Senior Convertible Notes and Warrant to Hudson Bay Capital Management; and
WHEREAS, the parties desire to amend the terms and conditions of the Credit Amendment in order to permit the issuance of such senior convertible notes and warrants, as set forth herein.
NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendments to Article I. The provisions of Article I of the Credit Agreement are hereby amended as follows:
(a)The definition of “Prepayment Event” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting clauses (d) and (e) thereof and substituting the following in its stead:
(d) The issuance by a Loan Party of any Equity Interests, other than any such issuance of Equity Interests (i) to a Loan Party, (ii) as consideration for a Permitted Acquisition, (iii) as a compensatory issuance to any employee, director, or consultant (including under any equity plan), or (iv) pursuant to the terms of the Senior Convertible Notes and Warrants; or
(e)    The incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness, including, for clarity other than pursuant to the terms of the Senior Convertible Notes and Warrants.

(b)The following definition is hereby added to Section 1.01 in appropriate alphabetical order:
“Senior Convertible Note and Warrant” means the senior convertible notes and the warrants issued pursuant to the Securities Purchase Agreement, dated as of March 20, 2014, by and among the Company and the Purchasers named therein.

3.	Amendments to Article VII. The provisions of Article VII of the Credit Agreement are hereby amended as follows:

(a)The provisions of Section 7.07 of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Subordinated Indebtedness, except (a) as long as no Event of Default then exists, regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Permitted Indebtedness, including in respect of the Senior Convertible Note and Warrant (but excluding other Subordinated Indebtedness), (b) as long as no Event of Default then exists, repayments and prepayments of Subordinated Indebtedness (other than on account of the Senior Convertible Note and Warrant which shall be governed by the other clauses of this Section 7.07) in accordance with the subordination terms thereof, (c) voluntary prepayments, repurchases, redemptions or defeasances of Permitted Indebtedness, including in respect of the Senior Convertible Note and Warrant (but excluding other Subordinated Indebtedness) as long as the Payment Conditions are satisfied, (d) payments of the Senior Convertible Note and Warrant made through the conversion of such Indebtedness to Equity Interests in the Lead Borrower; and (e) Permitted Refinancings of any such Indebtedness; provided that notwithstanding anything to the contrary contained in this Section 7.07, the Senior Convertible Note and Warrant may not be repaid, repurchased, redeemed, defeased or prepaid if such payment, repurchase, redemption, defeasance or prepayment would violate the subordination terms relating thereto.

(b)The provisions of Section 7.12 of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:
Amend, modify or waive (a) any of a Loan Party’s rights under its Organization Documents in a manner materially adverse to the Credit Parties, (b) the Senior Convertible Note and Warrant, or (c) any other Material Indebtedness (other than on account of any Permitted Refinancing thereof), in case of clauses (b) and (c) to the extent that such amendment, modification or waiver would result in a Default or Event of Default under any of the Loan Documents, would be materially adverse to the Credit Parties or otherwise would be reasonably likely to have a Material Adverse Effect (it being understood and agreed that any modification to the required principal payments, maturity or subordination provisions of the Senior Convertible Note and Warrant, or the Loan Parties’ granting of any collateral security therefor, shall be deemed to be materially adverse to the Credit Parties)

4.	Amendments to Article X. The provisions of Section 10.01 of the Credit Agreement are hereby amended by deleting the final proviso thereto and substituting the following in its stead:
and, provided further, that (i) no amendment, waiver or Consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or Consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or Consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or Consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document, and (v) no amendment or modification of the provisions of Section 7.07 which materially and adversely affect the holders of the Senior Convertible Note and Warrant (until repayment of such Indebtedness or conversion of such Indebtedness to Equity Interest) shall be effective without the consent of such holders. Notwithstanding anything to the contrary herein, no Deteriorating Lender or Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or Consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

5.
Consent to Incurrence of the Senior Convertible Note and Warrant. Pursuant to clause (h) of the definition of “Permitted Indebtedness”, the Lead Borrower may incur Subordinated Indebtedness, in amounts, and on terms and conditions reasonably satisfactory to the Administrative Agent. The Lead Borrower has furnished the Administrative Agent with copies of the documents described on Schedule 1 hereto which evidence and set forth the terms of the Senior Convertible Note and Warrant. Based on such documents, the Administrative Agent hereby consents to the terms and conditions of the Senior Convertible Note and Warrant and the Guaranties thereof to be executed by the other Borrowers and acknowledges that such Indebtedness and the Guaranties thereof constitute “Permitted Indebtedness” under the Credit Agreement.

6.	Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:
(a)This First Amendment shall have been duly executed and delivered by the Borrowers, the Guarantors, the Administrative Agent and the Lenders. The Administrative Agent shall have received a fully executed copy hereof.
(b)Simultaneously or immediately following the effectiveness of this First Amendment, the Lead Borrower shall have received the proceeds. from the issuance of the Senior Convertible Note and Warrant.
(c)The Lead Borrower shall have delivered to the Administrative Agent fully executed copies of the documents described on Schedule 1 hereto which evidence and set forth the terms of the Senior Convertible Note and Warrant, which shall be on the same terms as those drafts previously furnished the Administrative Agent (or with such modifications as to which the Administrative Agent shall have furnished its written consent, such consent not to be unreasonably withheld).
(d)No Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to the execution of this First Amendment.
(e)The Borrowers and the Guarantor shall have provided such additional instruments and documents to the Administrative Agent as the Administrative Agent and its counsel may have reasonably requested.

7.	Miscellaneous.
(a)Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Loan Parties hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained.
(b)The Borrowers shall pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this First Amendment, including, without limitation, all reasonable attorneys’ fees.
(c)This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument.
(d)This First Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.
(e)By executing this First Amendment, the undersigned Guarantor hereby consents to the First Amendment to Amended and Restated Credit Agreement and acknowledges that its Facility Guaranty remains in full force and effect.
(f)Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.
(g)The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this First Amendment and are not relying on any representations or warranties of the Agenta or the Lenders or their counsel in entering into this First Amendment.
(h)THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and their seals to be hereto affixed as the date first above written.
THE WET SEAL, INC., as Lead Borrower and a Borrower

By:	/s/ STEVEN H. BENRUBI
Name:	Steven H. Benrubi
Title:	CFO

THE WET SEAL RETAIL, INC., as Borrower

By:	/s/ STEVEN H. BENRUBI
Name:	Steven H. Benrubi
Title:	CFO

WET SEAL CATALOG, INC., as Borrower

By:	/s/ STEVEN H. BENRUBI
Name:	Steven H. Benrubi
Title:	CFO

WET SEAL GC, LLC, as Guarantor

By:	/s/ STEVEN H. BENRUBI
Name:	Steven H. Benrubi
Title:	CFO

BANK OF AMERICA, N.A.,
as Administrative Agent, Collateral Agent, as Swing Line Lender. L/C Issuer and as Lender

By:	/s/ BRIAN LINDBLOM
Name:	Brian Lindblom
Title:	Vice President